Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.9

LIFE TECHNOLOGIES [***] CELL LINE LICENSE AGREEMENT

This [***] CELL LINE LICENSE AGREEMENT (the “AGREEMENT”), is entered Into and made effective as of June 28 2018 (the “EFFECTIVE DATE”), by and between Life Technologies Corporation, a Delaware corporation and subsidiary of Thermo Fisher Scientific Inc., having its principal place of business at 5823 Newton Drive, Carlsbad, CA 92008 USA (“LIFE”), and the following organization, organized under the laws of the indicated state or jurisdiction, and having its principal place of business at the indicated address as follows:

Organization name: BioAtla, LLC

State or jurisdiction: Delaware

Organization address: 11085 Torreyana Road, Suite 100

San Diego, CA 92121

Attention:	Monica Sullivan

(which organization shall hereinafter be referred to as “LICENSEE”).

Each of LIFE and LICENSEE may be referred to herein as a “PARTY” or collectively as the “PARTIES”.

BACKGROUND RECITALS

WHEREAS, LIFE has developed certain cell lines that are useful for producing recombinant proteins (LIFE CELLS, defined below) and offers them for research purposes only under the TERMS AND CONDITIONS (defined below), and for clinical and commercial purposes under this AGREEMENT.

WHEREAS, LIFE has developed certain associated documentation (CELL LINE DOCUMENTATION PACKAGE, as defined below) related to LIFE CELLS which is LIFE’s CONFIDENTIAL INFORMATION (defined below) and may be used by LICENSEE only to assist LICENSEE to qualify or gain approval of certain produced recombinant proteins to regulatory authorities; and

WHEREAS, LICENSEE desires to obtain a non-exclusive license to use LIFE CELLS for producing recombinant protein(s) for commercial purposes and to use such CELL LINE DOCUMENTATION PACKAGE In seeking regulatory approval for sale of such recombinant proteins; and

WHEREAS, LIFE is willing to grant to LICENSEE a non-exclusive license to use LIFE CELLS and such CELL LINE DOCUMENTATION PACKAGE under the terms and conditions set forth hereunder.

AGREEMENT

NOW THEREFORE, the PARTIES, for valuable consideration, agree as follows:

1.	Definitions. For the purpose of this AGREEMENT, the capitalized terms are defined as follows:

1.1

“AFFILIATE” means any entity CONTROLLING, CONTROLLED by, or under common CONTROL with a PARTY. “CONTROL” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

1.2	“AUTHORIZED AFFILIATE” means an AFFILIATE of LICENSEE that is authorized to share rights with LICENSEE according to the procedures set forth in Section 2.2(iii).

1.3

“CELL LINE DOCUMENTATION PACKAGE” means one (1) electronic copy of source, history and generation information for the cell line and a single lot of LIFE CELLS, including the preparation, characterization and testing of the seed, master, working and/or catalog cell banks (as applicable) for such LIFE CELLS. The CELL LINE DOCUMENTATION PACKAGE is subject to LIFE RIGHTS and is LIFE’s CONFIDENTIAL INFORMATION and is a trade secret of LIFE.

1.4	“CONFIDENTIAL INFORMATION” means tangible or intangible non-public information one PARTY or its AFFILIATEs (“DISCLOSER”) provides the other PARTY or its AFFILIATEs (“RECIPIENT”) that is:

(i)	disclosed orally, visually or in writing, and is clearly marked or identified as proprietary or confidential at the time of disclosure;

(ii)	disclosed under conditions or is of such a nature that a reasonable person would consider the information disclosed as confidential or proprietary; or

(iii)	acquired while present at a PARTY’s facility.

(iv)

Examples of CONFIDENTIAL INFORMATION include confidential or proprietary financial statements, projections, information about customers, personnel or suppliers, research, designs, data, plans, compilations, methods, techniques, processes, procedures, know-how, strategies, policies, systems, technologies, inventions, developments, formulations, applications and manufacturing methods. LIFE’s CONFIDENTIAL INFORMATION includes: the CELL LINE DOCUMENTATION PACKAGE, including the table of contents, and any information related to biological materials developed by LIFE, including the genetic profile of LIFE CELLS. LICENSEE’s CONFIDENTIAL INFORMATION includes LICENSEE PROTEIN(S) and any other recombinant proteins of interest to LICENSEE, as well as LICENSEE’s preclinical and clinical development activities and plans.

(v)	CONFIDENTIAL INFORMATION excludes information that the RECIPIENT can establish is:

a)	within or enters the public domain other than as a result of unauthorized disclosure by RECIPIENT or by those to whom RECIPIENT has disclosed such CONFIDENTIAL INFORMATION;

b)	in RECIPIENT’s lawful possession on or before the date of disclosure;

c)	lawfully acquired by RECIPIENT on a non-confidential basis from a THIRD PARTY having the right to disclose it on such basis; or

d)	Independently developed by RECIPIENT without use of or assistance from the CONFIDENTIAL INFORMATION, as evidenced by RECIPIENT’s records.

1.6	“FEE or FEE(S)” means one or more of LICENSEE FEE or ADDITIONAL CLDP FEE.

1.6	“FIELD” means LICENSEE’s use of LIFE CELLS and LICENSEE MODIFIED CELLS for the production of LICENSEE PROTEINS for clinical or commercial use solely as therapeutic agents.

1.7

“LICENSEE MODIFIED CELLS” means any and all modifications, derivatives, proprietary components or progeny of the LIFE CELLS that are made or obtained by LICENSEE, its AUTHORIZED AFFILIATE and/or SERVICE PROVIDERS as allowed under this AGREEMENT and that express LICENSEE PROTEIN(S) For clarity, LICENSEE MODIFIED CELLS, are subject to LIFE RIGHTS and the terms of this AGREEMENT.

1.8

“LICENSEE PROTEIN(S)” means recombinant protein produced by or on behalf of LICENSEE or an AUTHORIZED AFFILIATE of LICENSEE using LICENSEE MODIFIED CELLS. For clarity, LIFE will not have any rights to the LICENSEE PROTEIN(S) or the DNA sequences that encode LICENSEE PROTEIN(S), which remain the exclusive property of LICENSEE.

1.9	“LIFE CELLS” means [***].

1.10

“LIFE RIGHTS” means all intellectual property rights and proprietary information, know-how, and methods, owned or controlled by LIFE, and related to the LIFE CELLS (including the pCHO 1.0 vector and LIFE CELLS incorporated within LICENSEE MODIFIED CELLS), and the CELL LINE DOCUMENTATION PACKAGE.

“NON-COMPLIANT ENTITY” means any REPRESENTATIVE that is or was using LIFE CELLS, LIFE RIGHTS, LICENSEE MODIFIED CELLS, LICENSEE PROTEINS, or the CELL LINE DOCUMENTATION PACKAGE, other than as permitted under this AGREEMENT.

1,12

“REPRESENTATIVE(S)” mean individually or collectively any LICENSEE AFFILIATE, AUTHORIZED AFFILIATE, officers, representatives, agents, subcontractors, and employees, SERVICE PROVIDER, or other THIRD PARTIES under control or direction of LICENSEE or an AUTHORIZED AFFILIATE, or that are contractually obligated to LICENSEE or an AUTHORIZED AFFILIATE.

1.13

“SERVICE PROVIDER” means a THIRD PARTY that performs services producing LICENSEE MODIFIED CELLS, or LICENSEE PROTEINS for consideration and solely on behalf of LICENSEE or an AUTHORIZED AFFILIATE, and with whom LICENSEE or an AUTHORIZED AFFILIATE of LICENSEE has entered into a written agreement for these services.

1.14	“TERM” means the period of time described in Section 7.1.

1.15

“TERMS AND CONDITIONS” means LIFE’s general terms and conditions of sale for the purchase of LIFE CELLS and which are located at www.thermofisher.com; all applicable limited use label license(s) from LIFE or its AFFILIATES for LIFE CELLS printed as “notice to purchaser” in the user manual; and/or the terms and conditions under which LIFE or a LIFE AFFILIATE performs custom service(s) for LICENSEE.

1.16	“THIRD PARTY” means any person or entity other than LIFE, LIFE AFFILIATES, LICENSEE, or AUTHORIZED AFFILIATES.

2.	Use of the LIFE CELLS; Grant of License

2.1

Use of the LIFE CELLS Generally. The rights to LIFE CELLS conveyed under this AGREEMENT are separate from, and supplemental to, the research use rights conveyed under LIFE’s TERMS AND CONDITIONS. The terms and conditions in this AGREEMENT will govern LICENSEE’s, and REPRESENTATIVE(S)’ uses of LIFE CELLS, the commercial uses specifically in the FIELD as defined In Section 1.6, and granted in Section 2.2(i) below, The TERMS AND CONDITIONS will govern any other uses of LIFE CELLS.

2.2	Grant to LICENSEE under LIFE RIGHTS. Subject to the terms and conditions of this AGREEMENT:

(i)

LIFE grants to LICENSEE, a worldwide, non-exclusive, royalty-free, non-sublicensable license under LIFE RIGHTS for LICENSEE to use LIFE CELLS and LICENSEE MODIFIED CELLS to make, and to have made (by SERVICE PROVIDERS only), offer to sell, sell or have sold, import or otherwise transfer LICENSEE PROTEINS for use in accordance with the FIELD.

(ii)

LIFE also grants to LICENSEE a worldwide, non-exclusive, royalty-free, non-sublicensable license, to transfer to SERVICE PROVIDERS, LIFE CELLS to generate LICENSEE MODIFIED CELLS; and/or LICENSEE MODIFIED CELLS for use by SERVICE PROVIDERS only to produce LICENSEE PROTEIN(S). Such LICENSEE PROTEIN(S) shall be used by LICENSEE and its AUTHORIZED AFFILIATES (if any) solely in accordance with the grant in Section 2.2(i) above. As a condition of this grant, LICENSEE and AUTHORIZED AFFILIATES (if any) must:

a)	Obtain SERVICE PROVIDER’s prior written agreement that SERVICE PROVIDER will not:

1)	Transfer LIFE CELLS or LICENSEE MODIFIED CELLS or LICENSEE PROTEIN(S) to any THIRD PARTY;

2)	Use LIFE CELLS or LICENSEE MODIFIED CELLS or LICENSEE PROTEINS for the benefit of any THIRD PARTY;

3)

Reverse engineer or deconstruct the LICENSEE MODIFIED CELLS or in any way analyze or determine the structure of the LIFE CELLS that are incorporated into or were used to create the LICENSEE MODIFIED CELLS; and

b)

Obtain SERVICE PROVIDER’s prior written agreement that SERVICE PROVIDER will return to LICENSEE and/or its AUTHORIZED AFFILIATES, or destroy, all LIFE CELLS and/or LICENSEE MODIFIED CELLS and/or LICENSEE PROTEIN(S) in SERVICE PROVIDER’s possession upon completion or termination of its activities on behalf of LICENSEE and/or its AUTHORIZED AFFILIATES, and to certify such return or destruction in writing to LICENSEE (with a copy of such certification provided to LIFE upon written request) and/or its AUTHORIZED AFFILIATES.

c)

Obtain SERVICE PROVIDER’s written agreement to allow LIFE to directly enforce the LIFE RIGHTS against SERVICE PROVIDER as described in and pursuant to Section 6.2 using language that is substantially similar to that provided in Exhibit D.

d)

Promptly notify LIFE once LICENSEE and/or its AUTHORIZED AFFILIATES become aware that any SERVICE PROVIDER is using LIFE CELLS and/or LICENSEE MODIFIED CELLS other than as permitted under this AGREEMENT.

LICENSEE agrees that its and/or its AUTHORIZED AFFILIATES’ continued employment of a SERVICE PROVIDER for use of LIFE CELLS and/or LICENSEE MODIFIED CELLS when LICENSEE and/or its AUTHORIZED AFFILIATES is aware that such SERVICE PROVIDER is using LIFE CELLS and/or LICENSEE MODIFIED CELLS other than as permitted hereunder, if not cured as provided under Section 7,3, will constitute a material breach by LICENSEE under this AGREEMENT. Notwithstanding the foregoing, LICENSEE will remain responsible for its own, its AUTHORIZED AFFILIATES’, and its and their SERVICE PROVIDERS’ performance under this AGREEMENT.

(iii)

AUTHORIZED AFFILIATES Rights. LICENSEE may share its rights under this grant only with AUTHORIZED AFFILIATES. Sharing of these rights with AUTHORIZED AFFILIATES is not considered a sublicense of LIFE RIGHTS.

a)

If an AFFILIATE is CONTROLLED by LICENSEE, then it is an AUTHORIZED AFFILIATE upon written notification to LIFE through an updated Exhibit A. Upon LICENSEE sending a copy of Exhibit A to LIFE, LICENSEE may then share its licensed rights with such AUTHORIZED AFFILIATE who is CONTROLLED by LICENSEE.

b)	If an AFFILIATE is not CONTROLLED by LICENSEE, then:

1)

LICENSEE must obtain prior written consent from LIFE to so share rights hereunder with such AFFILIATE (LIFE’s determination as to such consent will not be unreasonably withheld, but will be subject to LIFE’s reasonable discretion); and

2)

such AFFILIATE will sign Exhibit A, agreeing to be bound by this AGREEMENT, and thereafter such AFFILIATE will be deemed an AUTHORIZED AFFILIATE, and upon execution of Exhibit A, such AUTHORIZED AFFILIATE thereby grants LIFE the right to enforce compliance under this AGREEMENT against such AUTHORIZED AFFILIATE.

If LIFE consents to the addition of an AFFILIATE (as described in (b) above), LIFE will send an updated Exhibit A to LICENSEE for signature by the approved AFFILIATE. LICENSEE may share its licensed rights with such AUTHORIZED AFFILIATE only after return of the signed Exhibit A document and a copy of the AGREEMENT with each page initialed by the AUTHORIZED AFFILIATE. To the extent that the rights granted to LICENSEE are shared with an AUTHORIZED AFFILIATE pursuant to this Section 2.2(iii). LICENSEE will remain responsible for any and all obligations, liabilities, actions or inactions of its AUTHORIZED AFFILIATES.

2.3	grant and Terms for Use of CELL LINE DOCUMENTATION PACKAGE.

(i)

LIFE grants to LICENSEE a worldwide, royalty-free, non-exclusive, non-sublicensable license under LIFE RIGHTS to use the CELL LINE DOCUMENTATION PACKAGE solely for the purpose of applying for, and seeking governmental regulatory approval for LICENSEE’s use and sale of LICENSEE PROTEINS in the FIELD as authorized under this AGREEMENT

(ii)

LICENSEE’s payment of the LICENSE FEE described in Section 3 of this AGREEMENT includes the right for LICENSEE to receive one (1) copy of a CELL LINE DOCUMENTATION PACKAGE for one (1) specified lot of LIFE CELLS from which LICENSEE MODIFIED CELLS have been or will be derived. LIFE will send LICENSEE a CELL LINE DOCUMENTATION PACKAGE which will include the specified lot number [***] and part number [***] of LIFE CELLS no later than ten (10) business days after receipt of the LICENSEE FEE. LIFE is under no obligation to deliver the CELL LINE DOCUMENTATION PACKAGE to LICENSEE prior to LIFE’s receipt of the LICENSE FEE. LICENSEE acknowledges and agrees that:

a)

neither LIFE nor any of its AFFILIATES will be under any obligation to provide to LICENSEE or its AUTHORIZED AFFILIATES any documentation or information pertaining to LIFE CELLS (including, without limitation, other lots of LIFE CELLS) other than the CELL LINE DOCUMENTATION PACKAGE sent by LIFE to LICENSEE for the aforementioned specific lot of LIFE CELLS, and

b)	the CELL LINE DOCUMENTATION PACKAGE provided by LIFE to LICENSEE will be deemed CONFIDENTIAL INFORMATION of LIFE under this AGREEMENT.

(iii)

Neither LICENSEE nor Its AUTHORIZED AFFILIATES have the right to share a CELL LINE DOCUMENTATION PACKAGE with any THIRD PARTY, other than to a regulatory authority in connection with products containing a LICENSEE PROTEIN as limited in sub-section 2.3 (i) above and in Section 5.1 below.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(iv)	LIFE may, at LIFE’s option, provide reasonable technical assistance to LICENSEE, concerning the CELL LINE DOCUMENTATION PACKAGE, during LIFE’s regular business hours either by phone or email.

2.4	THIRD PARTY Licenses.

(i)

In order for a THIRD PARTY, including LICENSEE’s licensee, to use LIFE CELLS or LICENSEE MODIFIED CELLS, for clinical or commercial purposes, such THIRD PARTY must obtain a separate commercial license to LIFE RIGHTS from LIFE prior to receipt of LIFE CELLS or LICENSEE MODIFIED CELLS. LICENSEE must inform any THIRD PARTIES interested in using the LIFE CELLS or LICENSEE MODIFIED CELLS that these are the intellectual property of LIFE and that such THIRD PARTY must obtain a license directly from LIFE. LICENSEE must use the form attached hereto at Exhibit B to inform that THIRD PARTY and LICENSEE will send a copy of any such notification to LIFE. The identity of such THIRD PARTY is CONFIDENTIAL INFORMATION of LICENSEE.

(ii)

Upon request from such THIRD PARTY, LIFE will offer, at LIFE’s reasonable discretion, to such THIRD PARTY, a separate license under the LIFE RIGHTS to use LICENSEE MODIFIED CELLS to make LICENSEE PROTEINS for clinical and commercial purposes at LIFE’s then-current terms and conditions, including fees.

(ill)

Regardless of anything stated in this Section 2.4, nothing will limit the rights of LICENSEE, as between LICENSEE and LIFE, to license out LICENSEE’s own intellectual property rights (including but not limited to LICENSEE’s intellectual property rights pertaining to LICENSEE PROTEINS) to any THIRD PARTY.

2.5	Limitations.

(i)

On LICENSEE. LICENSEE acknowledges and agrees that the licenses granted in this AGREEMENT are specific to LICENSEE. LICENSEE’s rights concerning assignment or transfer are covered in Section 11.2. LICENSEE acknowledges and agrees that it does not acquire any rights hereunder to:

a)	sublicense the rights granted under this AGREEMENT;

b)	transfer LIFE CELLS and/or LICENSEE MODIFIED CELLS to any THIRD PARTY other than LICENSEE’s or AUTHORIZED AFFILIATES’ SERVICE PROVIDERS as specifically set forth in Sections 2.2(iii) arid (ii);

c)	sell or offer to sell LIFE CELLS or LICENSEE MODIFIED CELLS to any THIRD PARTY;

d)

use LIFE CELLS or LICENSEE MODIFIED CELLS directly for therapeutic, diagnostic or prophylactic purposes (other than the use of LICENSEE MODIFIED CELLS to produce LICENSEE PROTEINS in the FIELD as specifically set forth in Section 2.2);

e)	directly administer the LIFE CELLS or LICENSEE MODIFIED CELLS into humans or animals;

f)

have replicated or have used LIFE CELLS or LICENSEE MODIFIED CELLS, by any THIRD PARTY for any purpose, including use in the FIELD, except for use of LIFE CELLS or LICENSEE MODIFIED CELLS by its AUTHORIZED AFFILIATES pursuant to Section 2.2(iii), or its or their SERVICE PROVIDERS pursuant to Section 2.2(ii).

3.	Fees.

3.1

Commercial Use Rights Fees. As full and complete consideration for the rights granted to LICENSEE in Section 2 of this AGREEMENT, LICENSEE will pay to LIFE a one-time, non-creditable, non-refundable fee in the amount of [***] (“LICENSE FEE”). No royalties are due to LIFE from LICENSEE beyond the FEE(S) during the TERM for the rights granted under this AGREEMENT.

Unless agreed otherwise, LICENSEE will be responsible for any and all bank transfer charges associated with payments made under this AGREEMENT.

LICENSEE must make the LICENSE FEE payment to LIFE within fifteen (15) calendar days following the EFFECTIVE DATE.

3.2

Cell Line Documentation Package Fees. The above LICENSE FEE includes one copy of the CELL LINE DOCUMENTATION PACKAGE for one specific lot of LIFE CELLS. The fee payment amount for additional CELL LINE DOCUMENTATION PACKAGE(S) for additional specific lots of LIFE CELLS will be [***] (“ADDITIONAL CLDP FEE”). In the event LICENSEE would like to request an additional CELL LINE DOCUMENTATION PACKAGE(s), LICENSEE will send such request in writing to LIFE with payment of the ADDITIONAL CLDP FEE for each such additional CELL LINE DOCUMENTATION PACKAGE requested, and LIFE will send such additional CELL LINE DOCUMENTATION PACKAGE(s) to LICENSEE within [***] days of LIFE’s receipt of the ADDITIONAL CLDP FEE(S). Terms governing LICENSEE’s and/or its AUTHORIZED AFFILIATE’s use of additional CELL LINE DOCUMENTATION PACKAGE(S) are set forth in Section 2.3 above,

4.	Payments. All payments due hereunder will be payable in United States Dollars and will be made by check or wire to the appropriate account as follows:

Payment by check will be made to:

Thermo Fisher Scientific

Life Sciences Group

5823 Newton Drive

Carlsbad, CA 92008

Attention: Contract Management & Analytics (CMA)

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Any amount not paid by LICENSEE when due will bear interest at an annual rate of three percent (3%) over the prime rate offered by Citibank N.A. on the date the payment is due from the due date until paid. The payment of such interest will not foreclose LIFE from exercising any other rights it may have as a consequence of the lateness of any payment.

5.	Confidentiality; Press Release.

5.1

Generally. During the TERM and for 5 years following this AGREEMENT’s termination, except as provided herein, each PARTY will retain the other PARTY’s CONFIDENTIAL INFORMATION in confidence and refrain from disclosing it to any THIRD PARTY. If any portion of CONFIDENTIAL INFORMATION qualifies as a trade secret, RECIPIENT will not use or disclose such portion of CONFIDENTIAL INFORMATION without DISCLOSER’s express prior permission for as long as it remains a trade secret. For clarity, the CELL LINE DOCUMENTATION PACKAGE, whether marked as such or not, is LIFE’s trade secret and CONFIDENTIAL INFORMATION.

RECIPIENT may provide CONFIDENTIAL INFORMATION to its AFFILIATES and its REPRESENTATIVES who have a need to know or are directly concerned with RECIPIENT’s rights and obligations under this AGREEMENT. RECIPIENT will advise its AFFILIATES and REPRESENTATIVES receiving CONFIDENTIAL INFORMATION of its proprietary nature and these confidentiality obligations, and use reasonable safeguards to prevent its AFFILIATES’ and REPRESENTATIVES’ unauthorized use or disclosure. RECIPIENT is responsible for any breach of this AGREEMENT by its AFFILIATES and/or REPRESENTATIVES. LICENSEE will only disclose the CELL LINE DOCUMENTATION PACKAGE to regulatory authorities for the purpose of regulatory review in relation to products containing the LICENSEE PROTEINS. In no case will the LICENSEE provide the CELL LINE DOCUMENTATION PACKAGE to any other THIRD PARTIES.

RECIPIENT may disclose DISCLOSER’s CONFIDENTIAL INFORMATION if required by law, regulation, rule, act, order of any governmental authority or agency or any judicial order. In such case:

(i)

RECIPIENT will give DISCLOSER prompt and sufficient advance written notice to permit DISCLOSER to seek to limit or avoid such disclosure, and/or to seek a protective or similar order or other available remedies with respect to the CONFIDENTIAL INFORMATION required to be disclosed; and

(ii)

whether or not DISCLOSER limits or avoids disclosure, or obtains a protective or similar order, or avails itself of another available remedy, RECIPIENT will disclose only the minimum CONFIDENTIAL INFORMATION required to comply.

5,2	Return or Destruction of CONFIDENTIAL INFORMATION. Upon DISCLOSER’s written request or this AGREEMENT’S termination, RECIPIENT will promptly:

(i)	Destroy or return DISCLOSER’s CONFIDENTIAL INFORMATION that is not in electronic form, except RECIPIENT may retain 1 archival copy strictly for legal purposes; and

(ii)

Use diligent and commercially reasonable efforts to destroy all electronic copies of DISCLOSER’s CONFIDENTIAL INFORMATION, except RECIPIENT is not required to destroy computer files it or its AFFILIATEs create during automatic system back up or retain in the legal department for legal purposes.

5.3

Relief. In the event of a breach or threatened breach of this Article 5 by RECIPIENT that could cause DISCLOSER irreparable harm, DISCLOSER may seek equitable relief, including injunctive relief and specific performance, in addition to an award of money damages. Such remedies are in addition to all available legal or equitable remedies.

5.4

Publicity. Neither PARTY will use the other PARTY’s or respective AFFILIATE’s or REPRESENTATIVE’s name in any publicity or public announcement without the other PARTY’s prior written consent, except as legally required or necessary under applicable federal or state securities laws or regulations. With respect to LIFE and LICENSEE, only its legal department can provide the requisite approval.

However, LICENSEE and its AUTHORIZED AFFILIATES have the option to reference LIFE’s name, trade dress, logo, or other trademark or service mark (hereinafter referred to collectively as “LIFE MARKS”), in association with products (including, without limitation, products containing LICENSED PROTEINS and LICENSED PROTEINS themselves); provided that LICENSEE (1) provides a written request to LIFE specifically identifying (a) the LIFE MARKS to be referenced, (b) the product(s) to be associated with LIFE MARKS, and (0) the manner in which LIFE MARKS are to be used with the products, and (2) receives written consent from LIFE, which such consent LIFE may or may not grant in its sole discretion.

6.	Reservation of Rights.

6.1

LICENSEE understands and agrees that the license provided under this AGREEMENT is non-exclusive. LIFE may provide THIRD PARTIES with draft contracts that are substantially identical to this AGREEMENT. As between the PARTIES, all rights, title and interest in and to the LIFE RIGHTS is owned and will be retained by LIFE. LICENSEE will not make any claim or representation of ownership for, or act as the owner of, the LIFE RIGHTS,

6.2	LIFE Enforcement Rights.

If LICENSEE becomes aware that a NON-COMPLIANT ENTITY is using the LIFE RIGHTS, LICENSEE MODIFIED CELLS or LICENSEE PROTEINS other than as permitted under this AGREEMENT, LICENSEE must notify LIFE within 15 days of becoming so aware.

(ii)	LICENSEE will use reasonable commercial efforts to obtain compliance by the NON-COMPLIANT ENTITY under the terms of this AGREEMENT.

(iii)

If the NON-COMPLIANT ENTITY doesn’t cure the non-compliance within thirty (30) calendar days of LICENSEE’s notification to the NON-COMPLIANT ENTITY, then LICENSE must terminate the NON-COMPLIANT ENTITY’s rights to the LIFE CELLS, the LICENSEE MODIFIED CELLS and the LICENSEE PROTEINS.

(iv)

If, despite the termination of the NON-COMPLIANT ENTITY’s rights and LICENSEE’s other efforts to obtain compliance, the NON-COMPLIANT ENTITY continues to be non-compliant then LIFE can go against the NON-COMPLIANT ENTITY directly, and LICENSEE will provide LIFE reasonable assistance to obtain this compliance.

(v)	If LICENSEE doesn’t terminate the NON-COMPLIANT ENTITY under subsection (iii) above, then LIFE can terminate LICENSEE’s rights pursuant to Section 7.3 (2) of this AGREEMENT.

7.	Term and Termination

7,1	TERM. The license granted to LICENSEE under this AGREEMENT begins on the EFFECTIVE DATE. This AGREEMENT will continue in perpetuity unless terminated as allowed in Section 7.2 or 7.3 below.

7.2

Termination by LICENSEE. LICENSEE may terminate this AGREEMENT for any reason (or for no reason) with thirty (30) calendar days’ prior written notice to LIFE. This termination will be effective at the end of the thirty (30) day notice period.

7.3

Termination by LIFE. LIFE may terminate this AGREEMENT if LICENSEE breaches or defaults on a material term. A breach or default of a material term includes but isn’t limited to: 1) a failure to pay FEE(S) when due: 2) LICENSEE’s failure to terminate a NON-COMPLIANT ENTITY’s rights as described in Section 6.2; or 3) sharing the CELL LINE DOCUMENTATION PACKAGE with any THIRD PARTY other than a regulatory authority in connection with products containing a LICENSEE PROTEIN and as permitted above. LIFE will notify LICENSEE of the breach or default of a material term in writing and will describe in reasonable detail what must be done to cure this breach or default, If the breach or default isn’t cured, or LICENSEE has not made substantive steps to cure the breach or default, within thirty (30) calendar days of receipt of the notice by LICENSEE, then the AGREEMENT is terminated.

7.4	Effect of Termination.

(i)

If this AGREEMENT is terminated, the license granted in Section 2.2 ends on the termination date and LICENSEE and any of its AUTHORIZED AFFILIATES will immediately stop using those license rights. LICENSEE will also cause all of its REPRESENTATIVES to immediately stop using the license rights granted in Article 2 of this AGREEMENT.

(ii)

LICENSEE will return to LIFE or destroy all physical or electronic copies of the LIFE RIGHTS including LIFE CELLS, LICENSEE MODIFIED CELLS and the CELL LINE DOCUMENTATION PACKAGE, within thirty (30) calendar days following the termination date, including any copies in the possession of AUTHORIZED AFFILIATES. However, LICENSEE may retain one copy of the CELL LINE DOCUMENTATION PACKAGE with LICENSEE’s legal department if required by law.

(iii)	LICENSEE will also cause all of its REPRESENTATIVES to return to LICENSEE or destroy all LIFE CELLS and/or LICENSEE MODIFIED CELLS that are in those REPRESENTATIVES’ possession.

(iv)

If for any reason LICENSEE terminates the rights allowed to be conveyed to any of Its REPRESENTATIVES under this AGREEMENT, but that termination is not a termination of this AGREEMENT, LICENSEE will within thirty (30) calendar days following the effective date of that termination cause the terminated REPRESENTATIVE to return to LICENSEE or destroy all LIFE CELLS and/or LICENSEE MODIFIED CELLS in such REPRESENTATIVE’s possession.

(v)	LICENSEE will provide LIFE with written certification of (ii), (iii) or (iv) above, upon written request of LIFE.

8.	Warranties, Representations and Acknowledgement; Limitation of Liability

8.1	By LIFE. LIFE represents and warrants to LICENSEE that as of the EFFECTIVE DATE:

(i)	it has the full right and authority to enter into this AGREEMENT and to grant to LICENSEE the rights granted in Section 2 of this AGREEMENT;

(ii)	to LIFE’s knowledge, LIFE has not received notice from a THIRD PARTY that LIFE’s manufacture and/or sale of LIFE CELLS infringe the intellectual property rights of such THIRD PARTY;

(iii)	to LIFE’s knowledge, the Information contained in the CELL LINE DOCUMENTATION PACKAGE is true and accurate.

8.2	By LICENSEE. LICENSEE represents and warrants to LIFE that:

(I)

LICENSEE and Its AUTHORIZED AFFILIATES are responsible for determining the suitability of each specific lot of LIFE CELLS obtained from LIFE for the uses to which LICENSEE and its AUTHORIZED AFFILIATES will put such LIFE CELLS;

(ii)	LICENSEE and its REPRESENTATIVES will use LIFE CELLS, LIFE RIGHTS, LICENSEE MODIFIED CELLS, and LICENSEE PROTEINS in compliance with all applicable laws and regulations;

(iii)

LICENSEE and its REPRESENTATIVES will not resell, distribute or out license LIFE CELLS or the LICENSEE MODIFIED CELLS, except pursuant to an assignment of this AGREEMENT to a THIRD PARTY pursuant to Section 11 2; Or

(iv)

LICENSEE and its AUTHORIZED AFFILIATES will conduct all necessary tests, comply with all applicable regulatory requirements and obtain all applicable regulatory approvals, issue all appropriate warnings and information to users, and be responsible for obtaining any required THIRD PARTY intellectual property rights with respect to LICENSEE’s and its AUTHORIZED AFFILIATES’ (a) use of LIFE CELLS LICENSEE MODIFIED CELLS and LICENSEE PROTEINS, and (b) commercialization of LICENSEE PROTEINS and/or products containing them.

(v)

LICENSEE understands, and will communicate to its REPRESENTATIVES, that there may be proprietary rights owned by THIRD PARTIES that may be necessary or desirable for the production and/or commercialization of LICENSEE PROTEINS which are not included in the LIFE RIGHTS. LICENSEE agrees that: (i) securing access to such THIRD PARTY rights is the responsibility of LICENSEE and its AUTHORIZED AFFILIATES, and (ii) neither LIFE nor any AFFILIATE of LIFE has any responsibility or liability with respect to any such THIRD PARTY proprietary rights that are necessary or desirable for the production and/or commercialization of LICENSEE PROTEINS. The only rights LIFE grants are the LIFE RIGHTS. This AGREEMENT confers no license or rights by implication, estoppel or otherwise under any existing or future know-how, patent application or patent rights owned by or licensed to LIFE or its AFFILIATES other than those rights defined in LIFE RIGHTS.

8.3

Mutual. Each PARTY represents and warrants to the other PARTY that (i) it is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) it has the legal power and authority to execute, deliver and perform this AGREEMENT; (iii) the execution, delivery and performance of this AGREEMENT has been duly authorized by all necessary corporate action; (iv) this AGREEMENT constitutes the legal, valid and binding obligation of such PARTY, enforceable against it in accordance with Its terms; and (v) the execution, delivery and performance of this AGREEMENT will not cause or result in a violation of any law, of its charter documents, or of any contract by which it is bound.

8.4

Warranty Disclaimers. LICENSEE acknowledges that the LIFE CELLS have not been tested by or for LIFE for safety or efficacy, unless expressly stated in LIFE’S catalogues or on the label or other documentation accompanying the LIFE CELLS.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER LIFE NOR ANY OF ITS AFFILIATES MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, (a) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (b) THAT THE MANUFACTURE, USE, IMPORT OR SALE, BY LICENSEE OR ANY REPRESENTATIVE, OF LIFE CELLS, LICENSEE MODIFIED CELLS OR LICENSEE PROTEINS, OR THAT THE USE OF THE LIFE RIGHTS OR CELL LINE DOCUMENTATION PACKAGE BY LICENSEE OR ANY REPRESENTATIVE, WILL NOT INFRINGE ANY PATENT OR OTHER RIGHTS OF A THIRD PARTY. NEITHER LIFE NOR ITS AFFILIATES GUARANTEE THAT ANY PARTICULAR RESULTS WILL BE ACHIEVED BY USE OF THE LIFE RIGHTS. EACH OF LIFE AND LIFE’S AFFILIATES EXPRESSLY DISCLAIM ANY AND ALL IMPLIED OR STATUTORY

WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING ANY PURPOSE IN THE FIELD, AND NON-INFRINGEMENT. THIS ALLOCATION OF RISK BETWEEN THE PARTIES IS REFLECTED IN THE TERMS OF THIS AGREEMENT AND IS AN ESSENTIAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES.

8.5

Limitation of Liability; Exceptions. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8,5, NEITHER PARTY NOR ITS AFFILIATES, OFFICERS, DIRECTORS, AND EMPLOYEESWILL BE LIABLE HEREUNDER TO THE OTHER PARTY, ITS AFFILIATES OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM THE MANUFACTURE, USE OR SALE OF LIFE CELLS, LICENSEE MODIFIED CELLS OR LICENSEE PROTEINS, OR USE OF THE LIFE RIGHTS OR CELL LINE DOCUMENTATION PACKAGE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

LICENSEE ACKNOWLEDGES AND AGREES THAT BREACHES BY LICENSEE OR ITS AUTHORIZED AFFILIATES OF SECTION 5, SECTION 6.2 OR SECTION 7.4(0 OF THIS AGREEMENT MAY CAUSE IRREPARABLE HARM TO LIFE AND ITS AFFILIATES THAT MAY BE DIFFICULT TO ASCERTAIN. THEREFOR, LICENSEE ACKNOWLEDGES AND AGREES THAT, IN THE EVENT OF SUCH A BREACH BY LICENSEE OR ONE OF ITS AUTHORIZED AFFILIATES THAT MAY CAUSE SUCH IRREPARABLE HARM TO LIFE AND ITS AFFILIATES, THE LIMITATION OF LIABILITY PROVISIONS CONTAINED IN THIS AGREEMENT (INCLUDING IN THE FIRST PARAGRAPH OF THIS SECTION 8,5) SHALL NOT APPLY TO DAMAGES AND REMEDIES RELATED TO SUCH BREACHES, AND LIFE MAY SEEK, WITHOUT LIMITATION, INJUNCTIVE RELIEF.

8.6

Irreparable Harm, Each Party acknowledges that its breach of the confidentiality provisions of this Agreement will cause irreparable damage to the other Party and hereby agrees that the other Party shall be entitled to injunctive relief under this Agreement for such breach or threatened breach as well as such further relief as may be granted by a court of competent jurisdiction.

9.

Export Reputations. LICENSEE understands and agrees that the LIFE CELLS, LICENSEE MODIFIED CELLS, CELL LINE DOCUMENTATION PACKAGE and any other equipment, product, commodities, services, software, samples, materials, information, technical data, or technology (collectively the “ITEMS”) LICENSEE receives under this AGREEMENT may be subject to U.S. government export controls. These export controls may include, among others, those of the Export Administration Regulations of the US Department of Commerce (the “EAR”), which may restrict or require licenses for the export of the Items from the United States and/or their re-export from other countries. LICENSEE will comply, and will cause all REPRESENTATIVES to comply, with the EAR and all other laws, regulations, treaties and agreement applicable to the export or re-export of any Item by LICENSEE or its REPRESENTATIVES. LICENSEE will provide, upon LIFE’s written request, written assurances of LICENSEE’s and its REPRESENTATIVES’ compliance with the EAR applicable to the Items intended for export. LICENSEE will, and will cause its REPRESENTATIVES to, reasonably cooperate with LIFE in audit requested by LIFE or governmental authorities concerning compliance with export or import laws and regulations, for example provide shipping documentation in LICENSEE’s possession or respond to questionnaires and information requests or allow government authorities access to LICENSEE’s records or facilities as LICENSEE would allow for its own business compliance. Except with written agreement between the parties, any such audit conducted by LIFE will be limited to regular business hours and not to exceed one business day in any calendar year.

10.	Indemnity and Insurance.

101

LICENSEE will assume full responsibility for LICENSEE’s activities, and any activities of LICENSEE’s REPRESENTATIVES and each of LICENSEE’s and REPRESENTATIVES’ officers, directors, employees and agents, in exercising the rights granted in this AGREEMENT. This includes responsibility for LICENSEE’s, its employees, REPRESENTATIVES, and their employees’ use of the LIFE RIGHTS, or LICENSEE PROTEINS. LICENSEE will defend, indemnify and hold harmless LIFE, LIFE’s AFFILIATES, and its and their respective officers, directors, agents, employees and stockholders, from and against all THIRD PARTY claims, liability, demands, damages, expenses (including reasonable attorneys’ and expert witness fees and expenses) and losses for death, personal injury, illness or property damage, infringement or misappropriation of intellectual property, or any other injury or damage to the extent arising out of (i) the replication or use of LIFE RIGHTS or LICENSEE PROTEINS by LICENSEE or its REPRESENTATIVES, (ii) material breach by LICENSEE of this AGREEMENT, (iii) any use, sale, or Import of LICENSEE PROTEINS by LICENSEE or its REPRESENTATIVES, including but not limited to, uses of or reliance upon such LICENSEE PROTEINS or LIFE RIGHTS by LICENSEE, its REPRESENTATIVES and/or LICENSEE’s or REPRESENTATIVES’ distributors or customers.

10.2

LIFE shall defend, indemnify and hold harmless LICENSEE, LICENSEE’s AFFILIATES, and its and their respective officers, directors, agents, employees and stockholders (each, a ‘LICENSEE INDEMNITEE”), from and against all THIRD PARTY claims, liability, demands, damages, expenses (including reasonable attorneys’ and expert witness fees and expenses) and losses for death, personal injury, illness or property damage, infringement or misappropriation of intellectual property, or any other injury or damage to the extent arising out of breach by LIFE of any of its representations, warranties or covenants set forth in Sections 8.1 or 8.3, except to the extent caused by the negligence or willful misconduct of LICENSEE, its AFFILIATES or any LICENSEE INDEMNITEE.

10.3	Insurance.

(I)

At all times during the TERM of this AGREEMENT, LICENSEE shall maintain, at its sole cost and expense, commercial general liability insurance, including products liability Insurance, with limits of at least [***] per occurrence with reputable insurers preferably rated A- or better by A.M. Best.

(ii)

Clinical Trials Insurance. From the first day LICENSEE commences clinical trials using LICENSEE PROTEINS or products containing them, and for at least two (2) years of consistent coverage (tail coverage for claims-made policy) after termination or conclusion of the clinical trial period, LICENSEE will maintain in

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

effect clinical trial insurance coverage with limits and policy terms to be consistent with current insurance market standards for such products in LICENSEE’s industry, but not less than compulsory limits as required by the law or territory(ies) where such LICENSEE’s clinical trials are taking place. For clarification, LICENSEE is responsible for ensuring that THIRD PARTIES receiving LICENSEE PROTEIN and entering clinical trials or commercialization using LICENSEE PROTEINS or products containing them, shall maintain adequate insurance to fulfill LICENSEE’s obligations in this AGREEMENT.

(iii) Insurance upon Commercialization. Prior to or upon the grant of a regulatory authorization to commercialize a LICENSEE PROTEIN or a product containing it, LICENSEE will maintain commercial general liability and product liability insurance, covering therapeutic products and LICENSEE’S obligations under the terms of this AGREEMENT, including its Indemnification obligations and costs for defense, for any claims arising from bodily injury and property damage to the extent arising from the use of LIFE CELLS or LICENSEE MODIFIED CELLS by LICENSEE or its REPRESENTATIVES, with limits not less than [***] dollars ([***]) per occurrence and naming LIFE as an additional insured. This insurance policy will be maintained until the later of:

(a)	the expiration of any applicable statute of limitations;

(b)	two (2) years following termination of this AGREEMENT;

(c)	two (2) years following the last sale of the commercialized LICENSEE PROTEIN or a product containing it.

11.	General

11.1

Relationship of Parties. The PARTIES are independent contractors. This AGREEMENT does not establish either PARTY or its AFFILIATEs or REPRESENTATIVES as, and neither PARTY will hold itself out as being, the other PARTY’s agent, legal representative, joint venturer, partner or employee. Neither PARTY has, and will not hold itself out as having, any right, power or authority to assume, create or incur any express or implied expense, liability or obligation on the other PARTY’s behalf except as expressly provided herein. Any LIFE AFFILIATE may perform any LIFE obligation or enforce any LIFE right under this AGREEMENT but limited to administrative tasks such as payment processing, invoicing and contract management.

11.2

Assignment. Neither PARTY may assign this AGREEMENT without the other PARTY’s prior written consent, which will not be unreasonably withheld, conditioned or delayed, except that LIFE may assign this AGREEMENT in its entirety as part of the sale or transfer of all or substantially all of its business relating to this AGREEMENT, or to any AFFILIATE. In that situation, LIFE will notify LICENSEE within sixty (60) days after such assignment.

11.3

Entire AGREEMENT and Amendments. This AGREEMENT and its Exhibits represent the PARTIES’ entire and final agreement regarding its subject matter, and supersede all prior and contemporary agreements and understandings of the PARTIES. No modification or amendment of this AGREEMENT is binding unless both PARTIES agree through a signed writing, other than a modification to Exhibit A as described in Section 2.2(iv). If either PARTY waives or fails to enforce a breach of any AGREEMENT provision, this does not constitute an ongoing waiver of any other breach or provision.

[***] Certain information in this document identified by brackets has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.4

Governing Law, This AGREEMENT will be governed by the laws of California, without reference to California’s conflict of laws or choice of law provisions. The PARTIES expressly waive any right to a jury trial of any dispute arising out of this AGREEMENT.

11.5

Compliance with Law. Each PARTY will comply with applicable law in exercising its rights and performing its obligations under this AGREEMENT, Nothing in this AGREEMENT shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this AGREEMENT or concerning the legal right of the PARTIES to enter into this AGREEMENT and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this AGREEMENT shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

11.6

Notices. All communications or notices contemplated herein will be in writing and will be considered delivered at the PARTY’s respective addresses below unless either PARTY gives written notice of a change of address in accordance with this Section 11.6:

(I)	at the time delivered if personally delivered;

(ii)	3 business days after being deposited prepaid in registered or certified mail, return receipt requested; or

(iii)	at the time of receipt during the addressee PARTY’s normal business hours, if delivered by an overnight mail courier service prepaid.

If to LIFE:

Thermo Fisher Scientific Life Sciences Solutions Group

Attention: Contract Management & Analytics (CMA)

5823 Newton Drive

Carlsbad, CA 92008

With a Copy to:

General Counsel, at the same address

If to LICENSEE:

Monica Sullivan [Vice President, IP and Contracts

BioAtla LLC

11085 Torreyana Road

San Diego, CA 92121

Suite 100

Attn.: Yong Ben, MD [Chief Medical Officer]

Phone:

With a Copy to:

], at the same address

11.7

Survival. Articles 1, 3, 4, 5, 6, 9, 10 and 11, as well as Sections 2.5, 7.4, 8.2, 8.3, 8.4, 8.5 and 8.6 of this AGREEMENT will bind the PARTIES, the PARTIES’ REPRESENTATIVES, successors and permitted assigns, and survive regardless of this AGREEMENT’s termination until they are satisfied or expire by their nature.

11.8

Interpretation. Terms referring to any gender or singular also refer to other gender persons and plural as appropriate to this AGREEMENT’s facts or context. Headings are only for description and do not control the content of this AGREEMENT.

11.9

Counterparts. The PARTIES may execute this AGREEMENT in counterparts, which when executed constitute one legal instrument The PARTIES may validly execute and deliver this AGREEMENT by facsimile transmission or e-mail delivery of a “.pdf” or similar data file.

IN WITNESS WHEREOF, the PARTIES have executed this AGREEMENT as of the EFFECTIVE DATE.

For LIFE: For LICENSEE:

Signature: /s/ Deborah Day Barbara	Signature: /s/ Jay M. Short
Print Name: Deborah Day Barbara	Print Name: Jay M. Short
Title: Senior Director,	Title: CEO
Therapeutic Licensing

Date: June 28, 2018	Date: June 28, 2018

Exhibit A

Authorized Affiliates

For each AUTHORIZED AFFILIATE requested by LICENSEE, according to Section 2.2 (iii)(a), please deliver a current version of Exhibit A with the following information, along with a notification letter

For AUTHORIZED AFFILIATES that are CONTROLLED by LICENSEE:

(1) Company Name:
Company Address:
Contact:
Title
Email or Phone:
Date of addition to Exhibit A:

For each AUTHORIZED AFFILIATE requested by LICENSEE, according to Section 2.2 (iii)(b), please deliver the following information, along with a letter request for consent to add the below-named AFFILIATE that is CONTROLLING or under COMMON CONTROL with LICENSEE.

Upon consent, LIFE will update an Exhibit A with the following:

The following AUTHORIZED AFFILIATES acknowledge and agree to be bound by all of the terms and conditions of this AGREEMENT as evidenced by their signatures below:

1) Company Name:
Company Address:
Email or Phone:

Signature:
Print Name:
Title:
Date of signature:

Exhibit B

Letter to Third Parties

BioAtla, LLC (“LICENSEE”) is licensed to use certain Life Technologies Corporation products and technologies, including modifications to the [***] cell line and proprietary components, derivatives and progeny thereof produced by or on behalf of LICENSEE (collectively, “LICENSEE Modified Cells”) for clinical and commercial purposes. LICENSEE may not provide or transfer the LICENSEE Modified Cells or any Life Technologies Corporation [***] cell line to any third party without permission from Life Technologies Corporation.

Any commercial, clinical, or research use of the LICENSEE Modified Cells or any Life Technologies Corporation [***] cell line, by you or a third party, requires you or the third party to obtain rights from Life Technologies Corporation prior to receipt of any [***] cells or LICENSEE Modified Cells. Commercial use of [***] cells or LICENSEE Modified Cells includes any use to produce recombinant proteins for use in clinical trials and/or in return for consideration or payment of any sort, such as a contract or fee-based research or manufacturing service, or for use in producing such recombinant proteins for sale.

Life Technologies Corporation has a license program that can offer you a commercial use license for LICENSEE Modified Cells, or any [***] or other cell line, if you are interested in producing recombinant proteins or peptides for sale or use in clinical research, or providing research, manufacturing or development services with the LICENSEE Modified Cells or any [***] cell lines, In addition to conveying rights for commercial use, this license program includes a documentation package that contains information related to the cell line lineage and characterization. Please contact outlicensing@thermofisher.com if you are interested in obtaining more information about a commercial license for LICENSEE Modified Cells or a Life Technologies Corporation cell line, or if you have questions regarding commercial use of any of Life Technologies Corporation’s products or technologies.

Sincerely,

Life Technologies Corporation

Licensing and Commercial Supply

EXHIBIT D

SERVICE PROVIDER CONTRACT LANGUAGE

BioAlta’s defined terms for SERVICE PROVIDER - “SP”I understands. acknowledges and agrees that Life Technologies Corporation (“LTC” has licensed to [BioAlta defined term for Bioatla (“BA”) certain limited commercial production rights in regards to the [Licensee’s defined term for the Life Cells, Licensee Modified Cells - “Cells”] provided by BA to SP and related intellectual property (“Life IP”). SP further acknowledges and agrees to the following: SP will: (a) not transfer the Cells, their components, or materials or information made using the Cells or their components to any third party: (b) use the Cells, their components, and all materials or information made using the Calls or their components solely for performing [Defined term for services - “Services”] using the Cells and solely for the benefit of BA and no other party; (c) reverse engineer or deconstruct the Cells or in any way analyze or determine the structure for the Cells; and (d) return to BA or destroy any and all remaining Cells, components, or materials made using the Cells or components upon completion or termination of Services and certify such destruction in writing upon request to BA and LTC. Further, SP acknowledges and agrees that if it fails to conform with the requirements of this paragraph or in any other way infringes upon or misuses the Life IP. SP agrees that LTC may directly or indirectly enforce LTC’s rights against SP.

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